MEASUREMENT SPECIALTIES, INC.
80 Little Falls Road
Fairfield, New Jersey 07004


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 29, 1998


To the Stockholders of Measurement Specialties, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Measurement Specialties, Inc. (the "Company"), a New Jersey corporation, to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York on Tuesday, September 29, 1998, at 10:00 a.m. local time, for the following purposes:

1. To elect one member to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

2. To approve the Corporation's 1998 Stock Option Plan.

3. Ratify the selection by the Company of Grant Thornton, LLP, independent public accountants, to audit the financial statements of the Company for the year ending March 31, 1999; and

4. To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on August 10, 1998 (the "Record Date"), are entitled to notice of and to vote at the meeting.

A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States.
If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

By Order of the Board of Directors


Damon Germanton, Secretary

Fairfield, New Jersey
August 8, 1998

PROXY STATEMENT


INTRODUCTION


This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting ("Annual Meeting") of stockholders of Measurement Specialties, Inc. (the "Company"), to be held on Tuesday, September 29, 1998, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about August 15, 1998. The principal executive offices of the Company are located at 80 Little Falls Road, Fairfield, New Jersey 07004, telephone (973) 808-1819.


OUTSTANDING SHARES AND VOTING RIGHTS


Only stockholders of record at the close of business on August 10, 1998, are entitled to receive notice of, and vote at the Annual Meeting. As of August 10, 1998, the number and class of stock outstanding and entitled to vote at the meeting was 3,582,887 shares of common stock, no par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters.
No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

The nominees receiving the highest number of votes cast by the holders of Common Stock will be elected as directors of the Company.
The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal Nos. 2 and 3. A quorum is representation in person or by proxy at the Annual Meeting of a majority of the outstanding shares of the Company.


PROPOSALS TO SHAREHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Each nominee to the Board of Directors will serve for a term of three
(3) years, or until his earlier resignation, removal from office, death or incapacity.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of John D. Arnold. Information is furnished below with respect to all nominees.

The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to the Company by the respective nominee:

John D. Arnold, (44) was appointed to the Board on June 19, 1995.
Mr. Arnold has been in private law practice since 1989, primarily focusing on relationships between United States technology companies and Asian manufacturers. Before 1989, Mr. Arnold was employed with the law firm of Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California and prior thereto with Foley & Lardner in Milwaukee, Wisconsin.
Mr. Arnold serves on the Board's Compensation, Audit and Governance
Committees.



THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ABOVE-NAMED NOMINEE DIRECTORS OF THE COMPANY.


DIRECTORS AND EXECUTIVE OFFICERS

The current executive officers and directors of the Company are set forth below:
[S]                   [C]        [C]                           [C]
Name                  Age        Positions and offices         Director since

Joseph R. Mallon Jr.  53         Chief Executive Officer
                                 Director and Chairman         April 1, 1992

Damon Germanton       55         President, Chief Operating Officer
                                 Secretary and Director        March 5, 1981

John D. Arnold        44         Director                      June 19, 1995

Theodore Coburn       44         Director                      October 20, 1995

Steven Petrucelli     45         Director                      June 15, 1992

Dan Samuel            73         Director                      October 27, 1994

Mark W. Cappiello     44         Vice President
                                 of Sales and Marketing        N/A

Kirk J. Dischino      39         Chief Financial Officer,
                                 Treasurer and                 N/A
                                 Assistant Secretary

Mark Shornick         44         Vice President of
                                 Business Planning             N/A


Biographical information about current Directors and Executive Officers follows:

Joseph R. Mallon Jr., (53) who has served as a Director since April 1, 1992, became the Company's President, Chief Executive Officer and Chairman of the Board on April 1, 1995. Mr. Mallon has over thirty years experience in electronic sensor technology. He is a recognized pioneer in micromachining (the three-dimensional sculpting of silicon), having published 50 technical papers and having been awarded 40 patents. In October 1985, Mr. Mallon co-founded NovaSensor, where he served as Co-President and a Director until its acquisition by Lucas Industries, Inc., a United States subsidiary of Lucas Industries plc. of the United Kingdom, in January 1990. From that time until his departure in January 1993, Mr. Mallon was the Executive Vice President and a Director of
Lucas NovaSensor. Thereafter, until his appointment as President, Chief Executive Officer and Chairman of the Board, Mr. Mallon pursued a Ph.D. EE. program at Stanford University. Mr. Mallon serves on the Board's Operations Committee.

John D. Arnold, (44) was appointed to the Board on June 19, 1995. Mr. Arnold has been in private law practice since 1989, primarily focusing on relationships between United States technology companies and Asian manufacturers. Before 1989, Mr. Arnold was employed with the law firm of Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California and prior thereto with Foley & Lardner in Milwaukee, Wisconsin. Mr. Arnold serves on the Board's Compensation, Audit and Governance Committees.

Theodore J. Coburn, (44) elected to the Board on October 20, 1995, has been a Partner of Brown, Coburn & Co., a financial consulting firm, since 1991. From 1986 until 1991, he was a Managing Director of Global Equity Transactions and a member of the Board of Directors of Prudential Securities. From 1983 to 1986, Mr. Coburn served as Managing Director of Merrill Lynch Capital Markets. Mr. Coburn holds a B.S. from the University of Virginia, an M.B.A. from the Columbia University Graduate School of Business and masters degrees from Harvard University's Graduate School of Education and its Divinity School. Mr. Coburn serves as a Director of Nicholas-Applegate Growth Equity Fund, Nicholas-Applegate Equity Trust, Emerging Germany Fund and Moovies Inc. Mr. Coburn serves on the Board's Audit, Compensation and Governance Committees.

Damon Germanton, (55) has been a Director and an executive officer since founding the Company in 1981. Previously, Mr. Germanton obtained sixteen years experience in military and aerospace applications of micromachined sensor technology as an engineer and operations manager for Kulite Semiconductor Products, Inc. In addition to serving as Chief Operating Officer, Mr. Germanton is the Company's chief technologist and Managing Director of its Asian operations. Mr. Germanton, who holds seven patents and a B.S. in Engineering from Fairleigh Dickinson University, serves on the Board's Operations Committee.

Steven P. Petrucelli, (45), who was elected a Director on June 15, 1992, consults in electronic and medical technology and, since 1979, has been an Assistant Professor at Rutgers University in the Biomedical and Electrical Engineering Departments. Dr. Petrucelli joined the Company's staff in 1991 and previously consulted for the Company. Dr. Petrucelli chairs the Board's Operations Committee and serves on its Audit Committee.

The Hon. Dan J. Samuel, (73) who was elected a Director on October 27, 1994, has been a business consultant since his retirement in 1986. Previously, Mr. Samuel served as President and Chief Executive Officer of Scallop Corporation, a subsidiary of the Royal Dutch/Shell Group of Companies.
Mr. Samuel currently serves on the Boards of Directors of Canadian Overseas Packaging Industries and, since 1985, Witco Corporation. Mr. Samuel chairs the Board's Compensation Committee and serves on its Audit and Governance Committees.

Mark W. Cappiello, (44) has served as Vice President of Sales and Marketing since January 1988. Mr. Cappiello has over twenty years experience in international consumer products marketing, eighteen of which have been in the scale industry. Mr. Cappiello previously was employed by Terraillon S.A. (a French manufacturer and distributor of scales and balance products) and Borg-Erickson Corporation. Mr. Cappiello received a B.A. in Business from the University of Connecticut.

Kirk J. Dischino, (39) has served as Chief Financial Officer since he joined the Company in February, 1998. Before joining the Company, Mr. Dischino had been employed since 1984, by Materials Research Corporation, an international manufacturer of high technology semiconductor process equipment. He held various financial positions, ending as Vice President and Controller. Previous to Materials Research Corporation, Mr. Dischino was employed by Arthur Anderson & Co. A Certified Public Accountant,
Mr. Dischino received a B.S. in Accounting and Finance from Lehigh University.

Mark Shornick, (44) since February, 1998, Mr. Shornick has served as
Vice President of Business Planning and previously had served as Chief Financial Officer since he joined the Company on July 10, 1989, later adding the duties of Assistant Secretary and Treasurer. Mr. Shornick has over twenty years experience in providing finance and accounting services for emerging companies. Before joining the Company, he was employed as an audit manager by national and regional accounting firms Miller, Ellin & Company, Laventhol & Horwath and Brout & Company, where he specialized in public companies with a multinational presence.
A Certified Public Accountant, Mr. Shornick received a B.A. in Accounting from Queens College of the City University of New York.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, there were no late reports required by Section 16(a) of the Exchange Act, nor were there any transactions that were not reported on a timely basis, as disclosed in these Forms, during the year ended March 31, 1998. There were no known failures to file required Forms.


INFORMATION CONCERNING BOARD MEETINGS

The Board of Directors met four times during the last fiscal year. The Company's Audit, Operations, and Compensation Committees met twice during the last fiscal year. The Governance Committee met once during the fiscal year. All of the incumbent directors attended at least 75% of such meetings.


INFORMATION CONCERNING COMMITTEES OF THE BOARD

The Board of Directors maintains (i) an Audit Committee consisting of
John Arnold, The Hon. Dan J. Samuel, Steven Petrucelli and Theodore J. Coburn, which requests and receives information and reports from management, outside counsel and the Company's independent auditing firm.
The Committee utilizes this information for review and discussion of the auditing, internal control, financial reporting and compliance activities of the Company and its subsidiaries; (ii) a Compensation Committee consisting of The Hon. Dan J. Samuel, John D. Arnold and
Theodore J. Coburn. The Compensation Committee establishes and executes compensation policy and programs for the Company's executives;
(iii) an Operations Committee consisting of Joseph R. Mallon Jr.,
Damon Germanton and Steven P. Petrucelli. The Operations Committee monitors the operations of the Company and its subsidiaries and makes recommendations to the Board when necessary; and (iv) a Governance
Committee consisting of John D. Arnold, The Hon. Dan J. Samuel and
Theodore J. Coburn. The Governance Committee is responsible for reviewing the composition of, and procedures used by, the Board and its Committees and to provide any recommendations as to procedures, protocol and mission of each as it may deem appropriate.

The Board of Directors does not maintain a nominating committee.


EXECUTIVE COMPENSATION

The following pages contain the Company's Summary Compensation Table and Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR
Value Table for the year ended March 31, 1998, and the Performance
Line Graph for the five years then ended.  For the year ended March
31, 1998, stock options representing 50,000 shares of Common Stock were issued to Mr. Dischino upon his initial employment, non were repriced, nor were there any long-term incentive plan ("LTIP") awards. The Company has never granted stock appreciation rights, nor does it have a defined benefit or actuarial pension plan.

The Performance Line Graph includes two peer groups of publicly held companies with standard industrial classifications ("SIC") appropriate for the Company's two business segments. The peer group for the Company's consumer products segment (SIC 3634) comprises Creative Technologies Corporation, Helen of Troy Corporation Ltd., National Presto Industrial,
Inc., Rival Company, Salton/Maxim Housewares Inc., Signature Brands USA Inc., Sunbeam Corporation, Toastmaster Inc. and Windmere-Durable Holdings.
The peer group for the Company's industrial products segment (SIC 3823) comprises Advanced Machine Vision Corporation, Arizona Instrument Corporation, Astrosystems Inc., Bioanalytical Systems, Inc., Cognex Corporation,
Daniel Industries, Dionex Corporation, Elsag Bailey Process Automation,
Emerson Electric Company, Engineering Measurements Company, Hurco
Companies Inc., Industrial Scientific Corporation, Industrial Technologies Inc., Isco Inc., K-tron International Inc., Medar Inc., Mesa Laboratories Inc., Metrisa Inc., Mikron Instrument Company,
Moore Products Company, Orbotech Ltd., Pollution Research and Control,
PPT Vision Inc., Robotic Vision Systems Inc., Roper Industries, Inc.,
SBS Technologies Inc., Schmitt Industries Inc., Tava Technologies, Inc., Technology 80 Inc., Thermedics Detection Inc., Thermo-mizer Environmental Corporation, Total Control Products, Inc.., TSI Inc. and Unit Instruments
Inc.

Non-officer Directors receive $1,000 for attendance at each regularly scheduled Board meeting and a $4,000 annual retainer, paid in two equal semi-annual installments. Additionally, each non-officer Director is granted an option to purchase 5,000 common shares at market value for the first year of service and an option to purchase 2,500 common shares
at market value for each succeeding year of service.   Non-officer
Directors are paid $500 for attending ($600 for chairing) each Committee meeting. Non-employee Directors do not receive retirement or other fringe benefits.

Certain non-officer Directors who render other services to the Company receive additional compensation. The Company provided part-time employment
to Dr. Petrucelli for an annual salary of    $65,000.  Additionally, the
Company provided $20,571 in annual support to the gifts and grants program of the Biomedical Engineering Department at Rutgers University's College of Engineering, where Dr. Petrucelli also has part-time employment. The Company also provided part-time employment to Dr. Petrucelli's colleague at the College of Engineering for an annual salary of $46,000. Additional compensation paid to Messrs. Arnold and Coburn, who serve on the Board's Compensation Committee, is described below under "Compensation Committee Interlocks and Insider Participation."

Mr. Mallon, the Company's Chief Executive Officer, President, Chairman of
the Board and a shareholder, is compensated pursuant to an arrangement approved by the Board on April 27, 1995.  The arrangement, effective April
1, 1995, provided for a minimum annual salary of $100,000 for the year ended March 31, 1996, which the Board increased to $190,000 for the year
ended March 31, 1998.      Mr. Mallon's salary is subject to bonuses and
merit increases which may be recommended by the Board's Compensation Committee, and an annual nonaccountable automobile allowance of $11,000. For 1996, the Company also reimbursed Mr. Mallon for his relocation and provided a $12,000 allowance for temporary living expenses. Additionally, on April 27, 1995 the Board granted Mr. Mallon an option to purchase an aggregate of 144,000 common shares at $4.875, exercisable under certain conditions in cumulative annual installments and expiring on various dates through April 27, 2005.

Mr. Germanton, the Company's President, Chief Operating Officer, Executive Vice President, Secretary and a shareholder, is compensated pursuant to an employment agreement expiring on March 31, 2000. The agreement provides for a minimum annual salary of $170,000, which the board increased to $190,000 for the year ending March 31, 1998. Mr. Germanton's salary is subject to bonuses and merit increases which may be recommended by the Board's Compensation Committee, and an annual nonaccountable automobile allowance of $11,000. Additionally, the Company reimburses Mr.
Germanton for certain long-term disability income insurance premiums for which the Company is not a beneficiary (amounting to $3,673 for 1998) and for overseas living expenses relating to his assignments in China and Hong Kong. Pursuant to the agreement, the Company would become obligated to pay a severance benefit of approximately one year's salary, computed based on the average annual compensation for the latest three years of employment, if the Board were to decline to renew the agreement prior to its expiration.

The Company provides Mr. Cappiello, the Company's Vice President of Sales and Marketing, and Mr. Dischino, the Company's Chief Financial Officer, a annual nonaccountable automobile allowance of $11,000.

Certain additional compensation paid to officers is described below under "Certain Relationships and Related Transactions."

Officers' and Directors' expense reimbursements are reviewed by the Chief Executive Officer, whose expense reimbursements are reviewed by the Chief Financial Officer. The Company has not made loans to officers or Directors, nor has the Company guaranteed officers' or Directors' borrowings.

Officers' retirement benefits consist solely of those provided under the Company's defined contribution plan, established under section 401(k) of the Internal Revenue Code, which complies with applicable laws and regulations.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for the year ended March 31, 1998 were Mr. Samuel (Chairman), Mr. Arnold and Mr. Coburn. The Company has not employed these Committee members at any time, nor has any member of the Compensation Committee or the Board been an officer of any for-profit entity whose compensation committee or board of directors included officers of the Company. For the year ended March 31, 1998, Mr. Arnold provided legal services to the Company for fees approximating $4,877 and consulting fees of $11,537 were paid to Brown & Coburn of which Mr. Coburn is a partner.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee's policies are intended to attract and retain talented executives, motivate attainment of strategic objectives and align executives' interests with those of shareholders. Pursuant to the Committee's recommendations, the Board approves officers' base salaries, bonuses, stock option grants and, where applicable, employment contracts and severance payments. A significant amount of an officer's yearly compensation is dependent upon the Company's performance for the fiscal year and over time.

The Committee seeks to offer competitive compensation packages, in comparison with market practices, based on input from the Chief Executive Officer with reference to a periodic surveys of similar-sized companies in similar industries. The 1998 average base compensation for the Company's officers is intended to be competitive with salaries paid to similarly situated executives. The 1998 average base salaries of the Company's officers, excluding the Chief Executive Officer, increased 12 percent in 1998.

Annual bonus maximums are intended to be competitive with those available to similarly situated executives and provide for a significant performance incentive. The Chief Executive Officer recommends awards to the Compensation Committee with reference to the level of achievement of corporate and individual objectives. Corporate objectives are measured by sales increases, net income, and other goals determined annually.
Individual objectives are intended to be objectives which are under the respective officers' direct control. The Board retains the right to make discretionary adjustments it deems appropriate. Bonus awards for 1998 were approximately 250,000 for all employees.

Officers' eligibility for stock option grants, and the frequency and size of such grants, are intended to be competitive with observed market practices for similarly situated executives and encourage increased shareholder value. Stock options representing 50,000 shares of common stock were granted to Mr. Dischino, the Company's Chief Financial Officer, for the fiscal year ended March 31, 1998. The Company's stock option plan complies with applicable laws and regulations, permitting the Company to deduct for federal income tax purposes the cost of any compensation arising thereunder relating to Internal Revenue Code section 162(m).
At present, the Company has no other compensation programs nor policies which could give rise to compensation to an officer in excess of $1 million a year.

With the exception of Mr. Germanton, the Company has no formal executive severance pay policy. Severance pay and non-monetary severance benefits are determined as appropriate with reference to observed market practice, length of service and reason for termination. The Company's employment contract with its former Chief Executive Officer, terminated as of March 31, 1995, provided for the payment of a $194,833 severance benefit, the extension of stock option exercise terms and the execution of a sales representative agreement.

The Committee's policies for compensating the Chief Executive Officer are intended to provide significant annual and long-term performance incentives. The Committee seeks to provide the Chief Executive Officer with a base salary which is intended to be competitive with salaries paid to similarly situated chief executives. The committee recommended the Chief Executive Officer's base salary be increased from $170,000 to $190,000 for 1998.
The Chief Executive Officer's annual bonus maximum is set at 40 percent of his base salary, which is intended to provide a significant annual performance incentive to attain corporate and individual objectives for 1998, the committee recommended a bonus of $38,000. Additionally, the Chief Executive Officer received an option to purchase an aggregate of 144,000 common shares at market, shortly after his employment commenced on April 1, 1995. The Committee believes that this option grant is a significant incentive for long-term enhancement of shareholder value.

The Board neither rejected, nor did it materially modify, any action or recommendation of the Committee.

The Honorable Dan J. Samuel, Chairman
John D. Arnold, Member
Theodore J. Coburn, Member


EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

[S]                 [C]                               [C]
                    <--Annual Compensation(1)--><--Long Term Compensation-->
[S]                  [C]          [C]                 [C]
Name and             Year ended  Other Annual         Option   All other
Principal Position   March 31, Salary($)Bonus($)  Compensation($)(2) Awards
Compensation($)(3)
[S]                     [C]      [C]      [C]       [C]      [C]          [C]
Joseph R. Mallon Jr.    1998   190,000  38,000    14,673      -         2,000
Chief Executive Officer 1997   170,000  36,300    11,000      -         2,000
Chairman                1996   100,000 116,000    23,000   149,000         -

Damon Germanton         1998   190,000  38,000    14,673      -         2,000
President, Chief        1997   170,000  36,400    14,673      -         2,000
Operating Officer       1996   165,000  51,000    12,120    15,000         -
    and Secretary

Mark Cappiello          1998   145,000  22,000    11,000     -         2,000
Vice President of       1997   120,000  19,300     6,830     -         2,000
Sales & Marketing       1996   115,000  27,000     7,750     -            -

Mark A. Shornick        1998   113,000    -           -      -         2,000
Vice President, Business1997   110,000  12,200        -      -         2,000
and Asst. Secretary     1996   107,500   5,000        -      -            -

(1) Amounts exclude payments of overseas living expenses relating to Mr. Germanton's China and Hong Kong assignments, and Mr. Mallon's relocation expenses.
(2) Perquisites did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus, except for Mr. Mallon for the year ended March 31, 1996. Mr. Mallon's perquisites consist of a nonaccountable automobile allowance of $11,000 for each year $3,673 of payments in lieu of company paid long-term disability income insurance for 1998 and a nonaccountable allowance for temporary living expenses of $12,000 for 1996. Mr. Germanton's perquisites consist of a nonaccountable automobile allowance of $11,000 for 1997, payments for the personal use of his automobile for previous years ($8,447 for 1996 and $9,748 for 1997), and long-term disability income insurance premiums for Mr. Germanton's benefit ($3,673 for each year).
Mr. Cappiello's perquisites consist a nonaccountable automobile allowance, for 1998 of $11,000 of the cost of providing an automobile
(excluding Company-paid insurance) for Mr. Cappiello's personal use during 1997 and 1998.
(3) All Other Compensation consists of the Company's annual contributions to a defined contribution plan established under Section 401(k) of the Internal Revenue Code.


Year End Option Table.
The following table sets forth certain information regarding the stock options held as of March 31, 1998 by the individuals named in the above Summary Compensation Table.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUE

                                                                                Value of Unexercised
                                              Securities Underlying Unexercised In-the-Money-Options
                     Shares Acquired Value      at Fiscal Year End(#)           at Fiscal Year End ($)
Name                 on excise  (#)  Realized Exercisable Unexercisable         Exercisable Unexercisable

Joseph R. Mallon Jr.     --    --      82,000        72,000       2,500      --

Damon Germanton     10,000   26,000    45,000           --        30,500     --

Mark Cappiello          --       --   130,000        20,000  141,250 10,000

Mark A. Shornick  15,900         23,800   110,000   15,000  136,250  7,500

(1)Intrinsic value, if any, based on the excess of the closing price of the Common Stock at March 31, 1998
($4.00) over the exercise price of the options.



PERFORMANCE LINE GRAPH
TOTAL SHAREHOLDER RETURNS - DIVIDENDS REINVESTED
FIVE YEARS ENDED MARCH 31, 1998


Total Return To Shareholder's
(Dividends reinvested monthly)

                                 ANNUAL RETURN PERCENTAGE
                                 Years Ending

Company Name Index               Mar94  Mar95   Mar96  Mar97  Mar98

MEASUREMENT SPECIALTIES INC      6.67   15.63  -13.51   0.00   0.00
S&P SMALLCAP 600 INDEX           8.65    5.28   31.19   8.39  47.68
PEER GROUP- SIC 3823             5.44   14.71   26.84   9.68  44.59
PEER GROUP- SIC 3634             2.88   13.10  -13.13  54.04  46.51

                                 INDEXED RETURNS
                          Base   Years Ending
                          Period

Company Name/Index        Mar93  Mar94  Mar95  Mar96  Mar97  Mar98

MEASUREMENT SPECIALTIES INC   100  106.67 123.34 106.67 106.67 106.67
S&P SMALLCAP 600 INDEX        100  108.65 114.38 150.05 162.64 240.19
PEER GROUP- SIC 3823          100  105.44 120.95 153.41 168.26 243.29
PEER GROUP- SIC 3634          100  102.88 116.36 101.08 155.70 228.11

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$MSS
       ADV MACHINE VISION CP -CL A     1
       ARIZONA INSTRUMENT CORP         2
       ASTROSYSTEMSINC                 3
       BIOANALYTICAL SYSTEMS INC       4
       COGNEXCORP                      5
       DANIEL INDUSTRIES               6
       DIONEX CORP
       ELSAG BAILEY PROCS AUTOMATN     8
                                       9
       EMERSON ELECTRIC CO
       ENGINEERING MEASUREMENTS CO    10
       HURCO COMPANIES INC            11
       INDUSTRIAL SCIENTIFIC CORP     12
       INDUSTRIAL TECHNOLOGIES INC    13
       ISCO INC                       14
       K-TRON INTERNATIONAL INC       15
       MEDARINC                       16
       MESA LABORATORIES INC          17
       METRIKA SYSTEMS CORP           18
       METRISA INC                    19
       MIKRON INSTRUMENT CO INC       20
       MOORE PRODUCTS CO              21
       ORBOTECH LTD                   22
       POLLUTION RESH & CONTROUCA     23
       PPT VISION INC                 24
       ROBOTIC VISION SYSTEMS INC     25
       ROPER INDUSTRIES INC/DE        26
       SBS TECHNOLOGIES INC           27
       SCHMITT INDUSTRIES INC/OR      28
       TAVA TECHNOLOGIES INC          29
       TECHNOLOGY 80 INC              31
       THERMEDICS DETECTION INC       31
       THERMO-MIZER ENVIRNMNTL CORP
       TOTAL CONTROL PRODUCTS INC
       TSI INC/MN
       UNIT INSTRUMENTS INC



1995 Stock Option Plan

The Company's 1995 Stock Option Plan (the "1995 Plan'') and its predecessor plan, provides for the grant of options to employees, directors, officers and consultants of the Company for the purchase of up to an aggregate of 914,000 shares of Common Stock. The plan is administered by the Compensation Committee of the Board of Directors, which has complete discretion to select eligible individuals to receive and to establish the terms of option grants. The number of shares of Common Stock available for grant under the 1995
Plan is subject to adjustment for changes in capitalization. At March 31, 1998, there were 848,600 common shares underlying outstanding options under the 1995 Plan.


401(k) Plan

The Company established its Saving Plan for Employees of Measurement Specialties, Inc. (the "401(k) Plan") effective April 1, 1993. All full time employees of the company are eligible to participate in the 401(k) Plan, as amended, following three months of employment. Subject to certain limitations imposed by federal tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions) per annum. Participants' contributions to the 401(k) Plan may be matched by the Company at a rate determined annually by the Board of Directors.
Each participant immediately vests in his or her deferred salary contributions, while Company contributions will vest over five years.
In 1998 the Company provided matching contributions approximating $49,000.



INSERT HERE "TOTAL RETURN TO SHAREHOLDERS"SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At April 30, 1998, securities owned by Directors, executive officers and beneficial owners of more than five percent of each class of the Company's voting securities were:

                   Name and Address               Number of Shares    Percent
Title of Class     of Beneficial Owner            Beneficially Owned  of Class
Common stock,      Joseph R. Mallon Jr.               252,500  (1)       6.8 %
no par value       Measurement Specialties, Inc.
                   80 Little Falls Road
                   Fairfield, NJ 07004

                   John D. Arnold                      10,000  (2)       ( 3)
                   104 Highland Terrace
                   Woodside, CA 94062

                   Richard S. Betts                    82,348  (4)       2.3 %
                   Rich Plan of Lake Plains, Inc.
                   Box 110
                   20 South Main Street
                   Perry, NY 14530

                   Theodore J. Coburn                   7,500  (5)       ( 3)
                   17 Cotswold Road
                   Brookline, MA 02146

                   Damon Germanton                    419,661  (6)       11.6 %
                   Measurement Specialties, Inc.
                   80 Little Falls Road
                   Fairfield, NJ 07004

                   Steven P. Petrucelli                33,000  (7)       ( 3)
                   26 North Main Street
                   Cranbury, NJ 08512

                   Hon. Dan J. Samuel                  14,000  (2)       ( 3)
                   154 Hillspoint Road
                   Westport, CT 06880

                   Mark W. Cappiello                  130,000  (8)        3.5%
                   Measurement Specialties, Inc.
                   80 Little Falls Road
                   Fairfield, NJ 07004

                   Mark A. Shornick                    99,100  (9)        2.7 %
                   Measurement Specialties, Inc.
                   80 Little Falls Road
                   Fairfield, NJ 07004

                   Current Officers and Directors
                   as a group (9 persons)           1,048,109  (10)       25.6%

                   Donald P. Weiss                    187,000  (11)        5.2 %
                   116 West Clinton Avenue
                   Tenafly, NJ 07670

(1) Includes ownership of options, exercisable within 60 days of April 30, 1998, to purchase 106,000 common shares.
(2) Includes ownership, by each director, of exercisable options to purchase 10,000 common shares.
(3) Percentage of shares beneficially owned does not exceed one percent of the class.
(4) Includes ownership of options and exercisable within 60 days of April 30, 1998 to purchase 14,500 common shares; includes ownership of 39,448 common shares by a company with which Mr. Betts is affiliated; includes ownership of 10,900 common shares by an employee benefit trust sponsored by a company with which Mr. Betts is affiliated.
(5) Includes ownership of exercisable options to purchase 7,500 common shares.
(6) Includes ownership of exercisable options to purchase 45,000 common shares; excludes ownership by Mr. Germanton's daughter of 18,545 common shares, of which Mr. Germanton disclaims beneficial ownership.
(7) Includes ownership of exercisable options to purchase 33,000 common shares.
(8) Includes ownership of exercisable options to purchase 130,000 common shares.
(9) Includes ownership to exercisable options to purchase 99,000 common shares.
(10) Includes ownership of Messrs. Mallon, Arnold, Betts, Coburn, Germanton, Petrucelli, Samuel, Cappiello, and Shornick of exercisable options and common stock purchase warrants, mentioned above, for an aggregate of 455,600 common shares.
(11) Includes ownership of exercisable options to purchase 20,000 common shares.



CERTAIN RELATIONSHIPS AND RELATED  TRANSACTIONS

JL sublets a residence used by employees in China from Damon Germanton, an officer and Director, under a month-to-month arrangement.
Rent expense for 1998 approximated $ 1,982.



PROPOSAL NO. 2

PROPOSAL TO APPROVE THE COMPANY'S
1998 EMPLOYEE STOCK OPTION PLAN

On June 29, 1998, the Board of Directors of the Company adopted the 1998 Stock Option Plan ("1998 Plan"). The 1998 Plan is intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Approval of the Plan is subject to the approval by the Shareholders at the Annual Meeting. The 1998 Plan provides for the issuance of up to 750,000 employee stock options over a ten year period commencing June 29, 1998.

Employees eligible for participation in the 1998 Plan consist of the employees of the company, key consultants or professionals and non-employee directors of the Company and its subsidiaries (collectively and individually
"employees").   Once the 1998 Plan  has been approved by the Shareholders, the Board of Directors has the ability to allocate the Options among the various eligible Employees at the Board's discretion.

The Board of Directors believes that its ability to grant Options under the 1998 Plan will advance the interests of the Company by strengthening its ability to attract and retain in its employ people of desired training, experience and ability, and to furnish additional incentives to its eligible employees upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its operations.

The Board of Directors recommends that the shareholders vote for approval of the 1998 Plan.


GENERAL

The 1998 Plan was adopted by the Board of Directors on June 29, 1998. The Board reserved a total of 750,000 shares of Common Stock for issuance
under the 1998 Plan.   A copy of the Plan is annexed hereto as Exhibit A.

Options granted under the "1998 Plan" may be either "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory options. See "Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory options.

The shareholders are requested in this Proposal to approve the terms of the "1998 Plan". Incentive stock options may not be granted under the 1998 Plan unless it is approved by the Company's shareholders within twelve months of its adoption. The affirmative vote of the holders of a majority of the shares present and entitled to vote at the Annual Meeting will be required to approve the 1998 Plan.

The essential features of the 1998 Plan are outlined below:


ADMINISTRATION

The 1998 Plan is administered by the Board of Directors of the Company.
The Board has the power to construe and interpret the 1998 Plan and, subject to the provisions of the 1998 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1998 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1998 Plan to the Compensation Committee of the Board. As used herein with respect to the 1998 Plan, the term
"Board" refers to the delegated Committee of the Board to the extent it is administrating the 1998 Plan.

The regulations under Section 162(m) require that the directors who serve as members of any Committee administering the 1998 Plan must be "outside directors". This limitation would exclude from the delegated Committee (i) current employees of the Company, (ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company,(iv) directors currently receiving direct and indirect remuneration from the Company in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" for purposes of Section 162(m).


ELIGIBILITY

No option may be granted under the 1998 Plan to any person who at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1998 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year
(under all such plans of the Company and its Affiliates) may not
exceed $100,000.   The foregoing limitation shall be modified from time
to time to reflect any changes in Section 422 of the code and any regulations promulgated thereunder setting forth such limitations.


STOCK SUBJECT TO THE 1998 PLAN

If options granted under the 1998 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1998 Plan.


TERMS OF OPTIONS

The following is a description of the permissible terms of options under the 1998 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below:

EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1998 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value.
The exercise price of nonstatutory options under the 1998 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant.

The exercise price of options granted under the 1998 Plan must be paid in cash at the time the option is exercised, by delivery of other Common Stock of the Company or by a combination of the two methods of payment.

OPTION EXERCISE. Options granted under the 1998 Plan may become exercisable in cumulative increments ("vest") as determined by the Board but no option
shall be exercisable until one year after grant.   To the extent provided
by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

TERM. The maximum term of options under the 1998 Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1998 Plan terminate three months after the optionee ceases to be employed by or serve as a director or consultant to the Company or any affiliate of the Company, unless (a) the termination of such relationship is due to such person's permanent and total disability
(as defined in the Code),in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a director or consultant to the Company or any affiliate of the Company, in which case the option may, but need not, provide that it may be exercised
(to the extent the option was exercisable at the time of the optionee's death) within one year of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise.


ADJUSTMENT PROVISIONS

If there is any change in the stock subject to the 1998 Plan or subject to any option granted under the 1998 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure of otherwise), the 1998 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to any person during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.



EFFECT OF CERTAIN CORPORATE EVENTS

Mergers, Sales and Change of Control

In the case of (i) any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in its outstanding Common Stock being converted into or. exchanged for different securities, cash or other property, or any combination thereof) or a sale of all or substantially all of the business or asset's of the Corporation or (ii) a Change in Control
(as defined below) of the Corporation, each Option or SAR then outstanding for one year or more shall (unless the Board, or if so designated the Committee, determines otherwise), receive upon exercise of such Option or SAR an amount equal to the excess of the Fair Market Value on the date of such exercise of (a) the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock, in the cases covered by clause (i) above, or (b) the final tender offer price in the case of a tender offer resulting in a Change in Control or (c) the value of the Common Stock covered by the Option or SAR as determined by the Board, or if so designated the Committee, in the case of a Change in Control by reason of any other event, over the exercise price of such Option, multiplied by the number of shares of Common Stock with respect to which such Option or SAR shall have been exercised provided that in each event the amount payable in the case of an Incentive Stock Option.
shall be Limited to the maximum permissible amount necessary to preserve the Incentive Stock Option status. Such amount may be payable fully in cash, fully in one or more of the kind or kinds or property payable in such merger, consolidation or combination, or partly in cash and partly in one or more such kind or kinds of property, all in the discretion of the Board or if so designated the Committee.

Any determination by the Board, or if so designated the Committee, made pursuant to this Section 8 may be made as to all outstanding Options and SARs or only as to certain Options and SARs specified by the Board, or if so designated the Committee and any such determination shall be made
(a) in cases covered by clause (i) above, prior to the occurrence of such event, (b) in the event of a tender or exchange offer, prior to the purchase of any Common Stock pursuant thereto by the offeror and (c) in the case of a Change in Control by reason of any other event, just prior to or as soon as practicable after such Change in Control.

A "Change in Control" shall be deemed to have occurred if (a) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially 25 % or more of the Common
Stock outstanding, or (b) if following (i) a tender or exchange offer for voting securities of the Corporation, or (ii) a proxy contest for the election of directors of the Corporation, the persons who were directors of the Corporation immediately before the initiation of such event cease to constitute a majority of the Board of Directors of the Corporation upon the completion of such tender or exchange offer or

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the 1998 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1998 Plan will terminate on June 29, 2008.

The Board may also amend the 1998 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) increase the number of shares reserved for options under the plan; (b) materially modify the requirements as to eligibility for participation under the plan; or (c) materially increase the benefits accruing to participants under the plan. The Board may submit any other amendment to the 1998 Plan for stockholder approval.

RESTRICTIONS ON TRANSFER

Under the 1998 Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

FEDERAL INCOME TAX INFORMATION

INCENTIVE STOCK OPTIONS.

Incentive stock options under the 1998 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock
options" under the Code.   There generally are no federal income tax
consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any. If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Long term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for
federal income tax purposes is currently   20 %,while the maximum ordinary
income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who are subject to Section 16(b) of Securities Exchange Act of l934, as amended (the "Exchange Act").

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1998 Plan generally have the following federal income tax consequences. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules apply to the optionees who are subject to Section 16(b) of the Exchange Act.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add
Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a table year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. The
Company does not currently anticipate that Section 162(m) will be applicable
to its operations.   However, in the event that the Company determines that
162(m) may become applicable with respect to compensation to be paid to an officer of the Company, the Company may choose to administer the Plan and make grants under the Plan in a manner which would exempt compensation related to an option granted under the Plan exempt from the Section 162(m) limitation.


PROPOSAL NO. 3

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has appointed the firm of Grant Thornton, LLP as independent auditors of the Company for fiscal year 1999 subject to ratification by the stockholders. Grant Thornton, LLP has served as the Company's independent auditors since 1992.

Audit services expected to be performed by Grant Thornton, LLP during fiscal year 1999 will consist of the audit of financial statements of the Company and its wholly owned subsidiaries. It is anticipated that a representative of Grant Thornton, LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if he so desires and to respond to appropriate questions.
During the prior three years ended March 31, 1998, the Company has had no disagreements with the accountants on matters of accounting principles or practices, financial statement disclosures or auditing scope or procedure which, if not resolved to their accountant's satisfaction, would have caused them to make reference to such matters in their reports.

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required
quorum) is necessary for approval of Proposal No. 3.   Under New Jersey law,
there are no rights of appraisal or dissenter's rights which arise as a result of a vote to ratify the selection of auditor's.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


STOCKHOLDERS' PROPOSALS

It is anticipated that the Company's 1999 Annual Meeting of Stockholders will be held in September 1999.
Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before May 31, 1999.


GENERAL

Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1, 2 and 3.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

       By Order of the Board of Directors,

       Damon Germanton, Secretary

Fairfield, New Jersey
August 8, 1998

MEASUREMENT SPECIALTIES, INC.
Annual Meeting of Stockholders --  Tuesday, September 29, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph R. Mallon Jr. and Damon Germanton and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of the American Stock Exchange, New York, New York, Monday, September 29, 1998 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicted on the reverse side hereof.

The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposal Nos. 2 and 3 and for the election of John D. Arnold as Director.

Please mark boxes in blue or black ink.

1.Proposal No. 1 - Election of Directors.

Nominees: John D. Arnold

                     AUTHORITY
       FOR            withheld
       all           as to all
    nominees          nominees
     +---+            +---+
     |   |            |   |
     +---+            +---+

For, except authority withheld as to the following nominee(s):

_______________________________________________________

2.Proposal No. 2 for the approval of the company's 1998 Stock Option Plan.

      FOR             AGAINST           ABSTAIN
     +---+             +---+             +---+
     |   |             |   |             |   |
     +---+             +---+             +---+


3.Proposal No. 3 for ratification of the selection of Grant Thornton, LLP as the independent auditors of the Company.

       FOR            AGAINST       ABSTAIN
      +---+            +---+        +---+
      |   |            |   |        |   |
      +---+            +---+        +---+

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

Dated:

                                   (Signature)


                                  (Print Name)

SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE



Exhibit A


EMPLOYEE STOCK OPTION PLAN
MEASUREMENT SPECIALTIES, INC.
1998 STOCK OPTION PLAN


1.  Purpose
The purpose of the 1998 Stock Option Plan ("Plan") is to provide a method whereby selected key employees, consultants, professionals and non-employee directors of Measurement Specialties, Inc. ("Corporation") and its subsidiaries may have the opportunity to invest in shares of the Corporation's Common Stock ("Common Stock" or "Shares"), thereby giving them a proprietary and vested interest in the growth and performance of the Corporation, and in general, generating an increased incentive to contribute to the Corporation's future success and prosperity, thus enhancing the value of the Corporation for the benefit of shareholders. Further, the Plan is designed to enhance the Corporation's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Corporation depends.


2.  Administration
The Plan shall be administered by the Corporation's Board of Directors ("Board") or if so designated by resolution of the Board by a Committee composed of not less than two individuals ("Committee"). From time to time the Board, or if so designated the Committee, may grant stock options
("Stock Options" or "Options") to such eligible parties and for such number of Shares as it in its sole discretion may determine. A grant in any year to an eligible Employee (as defined in Section 3 below) shall neither guarantee nor preclude a grant to such Employee in subsequent years. Subject to the provisions of the Plan, the Board, shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the Option agreement described in Section 5(h.) thereof to make all other determinations necessary or advisable for the administration of the Plan. The Board, or if so designated the Committee--, may correct any defect, supply any omissions or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem desirable. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The validity, construction, and effect of Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New Jersey.


3.  Eligibility
The class of employees eligible to participate under the Plan shall include, employees of the Corporation, key consultants or professionals and non-employee directors of the Company and its subsidiaries (collectively and individually, "Employees"). Nothing in the Plan or in any agreement thereunder shall confer any right on an Employee or key vendor of goods and services to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation or its subsidiaries, as the case may be, to terminate his employment at any time.


4.  Shares Subject to the Plan
Subject to adjustment as provided in Section 7, an aggregate of shares of Common Stock shall be available for issuance under the Plan. The shares of Common Stock deliverable upon the exercise of Options may be made available from authorized but unissued Shares or Shares reacquired by the Corporation, including Shares purchased in the open market or in private transactions.
If any Option granted under the Plan shall terminate for any reason without having been exercised or settled in Common Stock or in cash pursuant to related Common Stock appreciation rights, the Shares subject to, but not delivered under, such Option shall be available for other Options.

5.  Grant Term and Conditions of Options
The Board or if so designated the Committee, may from time to time after consultation with management select employees to whom Stock Options shall be granted. The Options granted may be incentive Stock Options ("Incentive Stock Options") within the meaning or Section 422 of the Internal Revenue Code, as amended (the "Code"), or non-statutory; Stock Options ("Non-statutory Stock Options"), whichever the Board, or if so designated the Committee-, shall determine, subject to the following terms and conditions:
(a) Price - The purchase price per share of Common Stock deliverable upon exercise of each Incentive Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date such Option is granted. Provided, however, that if an Incentive Stock Option is issued to an individual who owns, at the time of grant, more than ten percent (10%) of the total combined voting power of all classes of the Company's Common Stock, the exercise price of such Option shall be at least 110 % of the Fair Market Value of the Common Stock on the date of grant and the term of the Option shall not exceed five years from the date of grant. The
Option price of Shares subject to Non-statutory Stock Options shall be determined by the Board of Directors or Committee in its absolute discretion at the time of grant of such. Option, provided that such price shall not be less than 85% ; of the Fair Market Value of the Common Stock. at the time of grant. For purposes of this plan, Fair Market Value shall be: (i) the average of the closing Bid and Ask prices for the Common Stock on the date in question.

(b)  Payment - Options may be exercised only upon payment of the purchase
price thereof in full.   Such payment shall be made in such form of
consideration as the Board or Committee determines and may vary for each Option. Payment may consist of cash, check, notes, delivery of shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price, or any combination of such methods or other means of payment permitted under the New Jersey Business Corporation Act.

(c)  Term of Options   The term during which each Option may be exercised
shall be determined by the Board, or if so designated the Committee, provided that an Incentive Stock Option shall not be exercisable in whole or in-part more than 10 years from the date it is granted. All rights to purchase Common Stock pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Board or, if so designated the Committee.


The Board, or if so designated the Committee, shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. The Shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, except that the exercise, of Incentive Stock Options shall be further restricted as set forth herein. The Board, or if so designated the Committee, may in its sole discretion, accelerate the time at which any Option may be exercised in whole or in part, provided that no Option shall be exercisable until one year after grant.

(d) Limitations on Grants The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which the Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and its parent or any subsidiary of the Corporation) shall not exceed $100,000. The foregoing limitation shall be modified from time to time to reflect any changes in
Section 422 of the Code and any regulations promulgated thereunder setting forth such limitations.

(e)  Termination of Employment

(i) If the employment of an Employee by the Company or a subsidiary corporation of the Company shall be terminated voluntarily by the Employee or for cause by the Company, then his Option shall expire forthwith. Except as provided in subparagraphs (ii) and (iii) of this Paragraph (e), if such employment shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (iv) of this Paragraph (e). For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, etc., shall not be considered to have terminated his employment.

(ii) If the holder of an Option under the Plan dies (a) while employed by, or while serving as a non-employee Director for, the Company or a subsidiary corporation of the Company, or (b) within three (3) months after the termination of his employment or services other than voluntarily by the employee or non-employee Director, or for cause, then such Option may, subject to the provisions of subparagraph (iv) of this Paragraph (e), be exercised by the estate of the employee or non-employee Director or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such employee or non-employee Director at any time within one (1) year after such death.

(iii) If the holder of option under the Plan ceases employment because of permanent or total disability (within the meaning of Section 22 (e) (3) of the Code) while employed by the Company or a subsidiary corporation of the Company, then such Option may, subject to the provisions of subparagraph
(IV) of this paragraph e, be exercised at any time within one year after his termination of employment due to disability.


(iv) An Option may not be exercised pursuant to this Paragraph (e), except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of directorship, or death, and in any event may not be exercised after the expiration of the Option.
For purpose of this Paragraph (e), the employment relationship of an employee of the Company or of a subsidiary corporation of the company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.


(f) Nontransferability of Options. No Option shall be transferable by a Holder otherwise than by will or the laws of descent and distribution, and during the Lifetime of the Employee to whom an Option is granted it may be exercised only by the employee, his guardian or legal representative if permitted by Section 422 and related sections of the Code and any regulations promulgated thereunder.

(g) Listing and Registration. Each Option shall be subject to the requirement that if at any time the Board, or if so designated the Committee, shall determine, in its discretion, the listing, registration or qualification of the Common Stock subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board, or if so designated the Committee.

(h) Option Agreement. Each Employee to whom an Option is granted shall enter into an agreement with the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Board, or if so designated the Committee.


(i) Withholding. Prior to the delivery of certificates for shares of Common Stock the Corporation or a subsidiary shall have the right to require a payment from an Employee to cover any applicable withholding or other employment taxes due upon the exercise of an Option. An Optionee may make such payment either (i) in cash, (ii) by authorizing the Company to withhold a portion of the stock otherwise issuable to the Optionee, (iii) by delivering already-owned Common Stock, or (iv) by any combination of these means.


6.  Stock Appreciation Rights

The Board or Committee may grant stock appreciation rights (" SARs ") in connection with all or any part of an Option g-ranted under the Plan, either concurrently with the grant of the Option or at any time thereafter, and may also -grant SARs independently of Options.

(a) SARs Granted in Connection with an Option. An SAR granted in connection with an Option entitles the Optionee to exercise the SAR by surrendering to the Company, unexercised, the underlying Option. The Optionee receives in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of surrender of the underlying Option (y) the exercise price of the Common Stock covered by the surrendered portion of the Option.

When an SAR is exercised, the underlying Option, to the extent surrendered, ceases to be exercisable, and the number of Shares available for issuance under the Plan is reduced correspondingly.

An SAR is exercisable only when and to the extent the underlying Option is exercisable and expires no later than the date on which the underlying Option expires. Notwithstanding the foregoing, neither an SAR nor a related Option may be exercised during the first six (6) months of its respective term: provided, however, that this limitation will not apply if the Optionee dies or is disabled within such six (6) month period.

(b) Independent SARs. The Board or the Committee may grant SARs without related Options. Such an SAR will entitle the Optionee to receive from the company on exercise of the SAR an amount equal to the excess of (x) the fair market value of the Common Stock covered by the exercised portion of the SAR, as of the date of such exercise, over (y) the fair market value of the Common Stock covered by the exercised portion of the SAR as of the date on which the SAR was granted.

SARs shall be exercisable in whole or in part at such times as the Board or the Committee shall specify in the Optionee's SAR grant or agreement. Notwithstanding the foregoing, an SAR may not be exercised during the first six (6) months of its term: provided, however, that this limitation will not apply if the Optionee dies or is disabled within such six (6) month period.

(c) Payment on exercise. The Company's obligations arising upon the exercise of an SAR may be paid in cash or Common Stock, or any combination of the same, as the Board or the Committee may determine. Shares issued on the exercise of an SAR are valued at their fair market value as of the date of exercise.

(d) Limitation on Amount paid on SAR Exercise. The Board or the Committee may in its discretion impose a limit on the amount to be paid on exercise of an SAR. In the event such a limit is imposed on an SAR granted in connection with an Option, the Limit will not restrict the exercisability of the underlying Option.

(e) Persons Subject to 16(b). An Optionee subject to Section 16(b) of the Securities Exchange Act of 1934, may only exercise an SAR during the period beginning on the third and ending on the twelfth business day following the Company's public release of quarterly or annual summary statements of sales and earnings and in accordance with all other provisions of Section 16(b).

(f) Non-Transferability of SARs. An SAR is non-transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee, or, in the event of death, by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance.

(g) Effect on Shares in Plan. When an SAR is exercised, the aggregate number of shares of Common Stock available for issuance under the Plan will be reduced by the number of underlying shares of Common Stock as to which the SAR is exercised.


7.  Adjustment of and Changes in Common Stock
In the event of a reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, distribution of assets, or any other changes in the corporate structure or Shares of the Corporation, the Board, or if so designated the Committee, shall make such adjustments as it deems appropriate in the number and kind of Shares and SARs; authorized by the Plan, in the number and kind of Shares covered by the Options granted and m the exercise price of outstanding Options and SARs.


8.  Mergers, Sales and Change of Control
In the case of (i) any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in its outstanding Common Stock being converted into exchanged for different securities, cash or other property, or any combination thereof) or a sale of all or substantially all of the business or assets of the Corporation or (ii) a Change in Control (as defined below) of the Corporation, each Option or SAR then outstanding for one year or more shall (unless the Board, or if so designated the Committee, determines otherwise), receive upon exercise of such Option or SAR an amount equal to the excess of the Fair Market Value on the date of such exercise of
(a) the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock, in the cases covered by clause (i) above, or (b) the final tender offer price in the case of a tender offer resulting in a Change in Control or (c) the value of the Common Stock covered by the Option or SAR as determined by the Board, or if so designated the Committee, in the case of a Change in Control by reason of any other event, over the exercise price of such Option, multiplied by the number of shares of Common Stock with respect to which such Option or SAR shall have been exercised provided that in each event the amount payable in the case of an Incentive Stock Option. shall be Limited to the maximum permissible amount necessary to preserve the Incentive Stock Option status. Such amount may be payable fully in cash, fully in one or more of the kind or kinds or property payable in such merger, consolidation or combination, or partly in cash and partly in one or more such kind or kinds of property, all in the discretion of the Board or if so designated the Committee.


Any determination by the Board, or if so designated the Committee, made pursuant to this Section 8 may be made as to all outstanding Options and SARs or only as to certain Options and SARs specified by the Board, or if so designated the Committee and any such determination shall be made (a) in cases covered by clause (i) above, prior to the occurrence of such event,
(b) in the event of a tender or exchange offer, prior to the purchase of any Common Stock pursuant thereto by the offeror and (c) in the case of a Change in Control by reason of any other event, just prior to or as soon as practicable after such Change in Control.

A "Change in Control" shall be deemed to have occurred if (a) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially 25 % or more of the Common Stock outstanding, or (b) if following (i) a tender or exchange offer for voting securities of the Corporation, or (ii) a proxy contest for the election of directors of the Corporation, the persons who were directors of the Corporation immediately before the initiation of such event cease to constitute a majority of the Board of Directors of the Corporation upon the completion of such tender or exchange offer or proxy contest or within one year after such completion.


9. No Rights of Shareholders
Neither an Employee nor the Employee's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any Shares purchasable upon the exercise of any Option, in whole or. in part, unless and until certificates for such Shares shall have been issued.


10. Plan Amendments
The plan may be amended by the Board, as it shall deem advisable, or to conform to any change in any law or regulation applicable thereto;
provided, that the Board may not, without the authorization and approval of shareholders: (i) increase the aggregate number of Shares available for Options except as permitted by Section. 7; (ii) Materially increase the benefits accruing to participants under this Plan; (iii) extend the maximum period during which an Option may be exercised; or (iv) change the Plan's eligibility requirements. Any discrepancy between the Board and any committee regarding this Plan shall be decided in any manner directed by the Board.


11. Term of Plan
The Plan shall become effective upon its approval by the Corporation shareholders. No Options or SARs shal1 be granted under the Plan after the date which is ten years after the date on which the Plan was approved by the Corporation shareholders.